UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)                 March 14, 2012

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On March 14, 2012, Hampton Roads Bankshares, Inc. (the “Company”) and ECB Bancorp., Inc. (“ECB”) terminated the Purchase and Assumption Agreement, dated July 14, 2011 between the Company’s subsidiary, The Bank of Hampton Roads (the “Bank”) and The East Carolina Bank, the wholly-owned subsidiary of ECB, under which ECB was to purchase all deposits and selected assets associated with seven Gateway Bank Branches in North Carolina (the “Purchase Agreement”).  The consummation of the transactions contemplated by the Purchase Agreement was subject to a number of conditions, including receipt of necessary regulatory approvals and the execution of certain real property leases, among other conditions.

ECB requested and the Company agreed to a mutual termination of the Purchase Agreement.  Pursuant to the terms of the termination of the Purchase Agreement, ECB has agreed to pay certain expenses incurred by the Bank in connection with the transactions contemplated by the Purchase Agreement.

Item 7.01.    Regulation FD Disclosure.

On March 14, 2012, the Company announced the mutual termination of the Purchase Agreement by and between the Bank and ECB.

A copy of the press release making such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Ex. 99.1	Press Release, dated March 14, 2012, announcing the mutual termination of the Purchase and Assumption Agreement between The Bank of Hampton Roads and The East Carolina Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: March 14, 2012	By:	/s/ Douglas J. Glenn
/s/ Douglas J. Glenn
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release, dated March 14, 2012, announcing the mutual termination of the Purchase and Assumption Agreement between The Bank of Hampton Roads and The East Carolina Bank.